ITEM 77D

Morgan Grenfell Investment Trust

Fixed Income Fund: At the December 2001 Board meeting, the Board of Trustees approved increasing the Fixed Income Fund's investments in investment grade fixed income securities rated within the fourth highest rating category (or if unrated, considered by the Advisor to be of comparable quality) to 20% from 15%.

Emerging Markets Equity Fund: At the December 2001 Board meeting, the Board of Trustees approved changing the investment policy and prospectus disclosure for the Emerging Markets Equity Fund in order to comply with revised Rule 35d-1. The Fund had an investment policy to invest at least 65% of its assets in stocks and other securities with equity characteristics of growth-oriented companies located in countries with emerging securities markets, as classified by MSCI, or with significant operations in emerging markets. To comply with revised Rule 35d-1, the Fund Names Rule, the Board approved revising the policy to increase this requirement to 80% of its assets, at the time of purchase.

European Equity Fund: At the December 2001 Board meeting, the Board of Trustees approved changing the investment policy and prospectus disclosure for European Equity Fund in order to comply with revised Rule 35d-1. The Fund had an investment policy to invest at least 65% of its assets in stocks and other securities with equity characteristics of companies generally based in the developed countries of Europe, including countries that make up the MSCI Europe Index. To comply with revised Rule 35d-1, the Fund Names Rule, the Board approved revising the policy to increase this requirement to 80% of its assets, at the time of purchase.

Municipal Bond Fund: At the December 2001 Board meeting, the Board of Trustees approved changing the investment policy and prospectus disclosure for Municipal Bond Fund in order to comply with revised Rule 35d-1. The Fund had an investment policy to invest at least 80% of its assets in municipal securities which pay interest exempt from federal income tax and at least 65% of assets in municipal bonds. To comply with revised Rule 35d-1, the Fund Names Rule, the Board approved revising the policy so that the Fund invests at least 80% of its assets, at the time the securities are purchased, in municipal bonds.

Short-Term Municipal Bond Fund: At the December 2001 Board meeting, the Board of Trustees approved changing the investment policy and prospectus disclosure for Short-Term Municipal Bond Fund in order to comply with revised Rule 35d-1. The Fund had an investment policy to invest at least 80% of its assets in municipal securities which pay interest exempt from federal income tax and at least 65% of assets in municipal bonds. To comply with revised Rule 35d-1, the Fund Names Rule, the Board approved revising the policy so that the Fund invests at least 80% of its assets, at the time the securities are purchased, in short-term municipal bonds.

International Select Equity Fund: At the December 2001 Board meeting, the Board of Trustees approved changing the investment policy and prospectus disclosure for International Select Equity Fund in order to comply with revised Rule 35d-1. The Fund had an investment policy to invest primarily in equity securities and other securities with equity characteristics located in countries that make up the MSCI EAFE Index. At least 50% of the Fund's assets will be invested in securities that are represented in the MSCI EAFE Index. However, 50% of its assets may be invested in non-index securities of companies located in countries that make up the index. To comply with revised Rule 35d-1, the Fund Names Rule, the Board approved revising the policy so that the Fund invests at least 80% of its assets, at the time of purchase, in equity securities and other securities with equity

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characteristics located in countries that make up the MSCI EAFE Index. At least
50% of the Fund's assets will be invested in securities that are represented in the MSCI EAFE Index. However, 50% of its assets may be invested in non-index securities of companies located in countries that make up the index.

Emerging Markets Debt Fund: At the December 2001 Board meeting, the Board of Trustees approved changing the investment policy and prospectus disclosure for Emerging Markets Debt Fund in order to comply with revised Rule 35d-1. The Fund had an investment policy to invest in high yield/high risk fixed income securities (junk bonds) of issuers located in countries with new or emerging securities markets. The Fund considers an emerging securities market to be one where the sovereign debt issued by the government in local currency terms is rated below investment grade. To comply with revised Rule 35d-1, the Fund Names Rule, the Board approved revising the policy so that the Fund invests at least 80% of its assets, at the time the securities are purchased, in high yield/high risk fixed income securities (junk bonds) of issuers located in countries with new or emerging securities markets. The Fund considers an emerging securities market to be one where the sovereign debt issued by the government in local currency terms is rated below investment grade.